Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Record Quarterly Results

St. Louis, Missouri – August 3, 2023 - Belden Inc. (NYSE: BDC) (the “Company”), a leading global supplier of network infrastructure and digitization solutions, today reported fiscal second-quarter results for the period ended July 2, 2023.

Second Quarter 2023 Highlights
•Record Revenues of $692 million, +4% y/y
•Organic Growth of +5% y/y
•GAAP EPS of $1.60, +22% y/y
•Record Adjusted EPS of $1.91, +19% y/y
•Increased full-year 2023 EPS guidance
•Executed $36 million of share repurchases during the quarter, and $90 million year to date through July

“We had another quarter of outstanding performance, achieving record quarterly revenues and adjusted EPS. Gross margins again came in better than expected, at 38%, up approximately 400 basis points year over year. Our strong growth and improved margins highlight the transformation we are undertaking to become the leading network and data solutions provider,” said Ashish Chand, President and CEO of Belden Inc. “By focusing on customer success and business outcomes, our team is capitalizing on marketplace opportunities to further drive organic growth initiatives. We remain focused on growing our solutions offerings and deploying our cash flow towards high return opportunities.”

Second Quarter 2023

Revenues for the quarter totaled $692 million, increasing $25 million, or 4%, compared to $667 million in the year-ago period. Organic year-over-year growth for the quarter was 5%, with Industrial Automation Solutions at 8% and Enterprise Solutions at 1%. Net income was $69 million, compared to $59 million in the year-ago period. Net income as a percentage of revenue was 9.9%, compared to 8.8% in the year-ago period. EPS totaled $1.60 for the quarter, compared to $1.31 in the year-ago period.

Adjusted EBITDA was $123 million, increasing $12 million, or 11%, compared to $111 million in the year-ago period. Adjusted EBITDA margin was 17.8%, up 120 bps, compared to 16.6% in the year-ago period. Adjusted EPS was $1.91, increasing 19% compared to $1.60 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Outlook

“The first half of 2023 was robust for Belden with the business outperforming expectations and delivering record results. With such record performance, I am happy to share that we are increasing our full-year EPS guidance,” said Dr. Chand. “We continue to benefit from long-term secular trends that have lengthy investment cycles. Investments in automation, reshoring, increased connectivity, increasing bandwidth usage, and network upgrades all bode well for Belden to produce sustainable earnings growth. We are confident in our markets and ability to execute our strategy and generate sustainable, long-term shareholder value. Belden’s business is transforming and continues to make excellent progress towards achieving our goal of at least $8.00 of Adjusted EPS by 2025.”

End demand for our products and solutions remains healthy. As expected, channel partners are taking down inventory in 2023 as the supply chain continues to normalize. However, the temporary impact on orders is slightly higher than previously anticipated. Consequently, we expect a modest impact on full-year revenue and have adjusted our guidance accordingly.

Due to successful execution and expanding margins across our business, we are increasing our full-year EPS guidance. Adjusted EPS guidance for 2023 now reflects year-over-year growth between 12% and 15%.

The table below provides updated guidance for the full year 2023 and newly issued guidance for the third quarter of 2023.

Full Year 2023:
	Updated Guidance	Prior Guidance
Revenues (billion)	$2.695 - $2.725	$2.710 - $2.760
Organic growth	3% - 4%	3% - 5%
GAAP EPS	$5.95 - $6.15	$5.71 - $6.01
Adjusted EPS	$7.15 - $7.35	$6.95 - $7.25

Third Quarter 2023:
Guidance
Revenues (million)	$675 - $690
Organic growth	(1%) - +1%
GAAP EPS	$1.40 - $1.50
Adjusted EPS	$1.75 - $1.85

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 888-394-8218 with confirmation code 5194490. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income, Earnings per Share (EPS), and Organic Growth

All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively. Organic growth is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

	(In thousands, except per share data)
Revenues	$692,245	$666,551	$1,334,034	$1,276,922
Cost of sales	(430,917)	(444,246)	(826,601)	(845,757)
Gross profit	261,328	222,305	507,433	431,165
Selling, general and administrative expenses	(126,635)	(105,203)	(248,209)	(208,269)
Research and development expenses	(30,970)	(25,989)	(60,354)	(49,445)
Amortization of intangibles	(11,126)	(9,177)	(20,736)	(17,994)
Operating income	92,597	81,936	178,134	155,457
Interest expense, net	(8,812)	(11,276)	(17,013)	(25,687)
Non-operating pension benefit	646	1,070	1,134	2,270
Loss on debt extinguishment	—	—	—	(6,392)
Income from continuing operations before taxes	84,431	71,730	162,255	125,648
Income tax expense	(15,656)	(13,088)	(30,535)	(22,910)
Income from continuing operations	68,775	58,642	131,720	102,738
Loss from discontinued operations, net of tax	—	—	—	(3,685)
Loss on disposal of discontinued operations, net of tax	—	—	—	(4,567)
Net income	68,775	58,642	131,720	94,486
Less: Net income (loss) attributable to noncontrolling interest	22	81	(225)	84
Net income attributable to Belden stockholders	$68,753	$58,561	$131,945	$94,402

Weighted average number of common shares and equivalents:
Basic	42,497	44,252	42,663	44,535
Diluted	43,088	44,782	43,380	45,179

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.62	$1.32	$3.09	$2.31
Discontinued operations	—	—	—	(0.08)
Disposal of discontinued operations	—	—	—	(0.10)
Net income	$1.62	$1.32	$3.09	$2.12

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.60	$1.31	$3.04	$2.27
Discontinued operations	—	—	—	(0.08)
Disposal of discontinued operations	—	—	—	(0.10)
Net income	$1.60	$1.31	$3.04	$2.09

Common stock dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Automation Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended July 2, 2023
Segment Revenues	$312,529	$379,716	$692,245
Segment EBITDA	43,956	78,631	122,587
Segment EBITDA margin	14.1%	20.7%	17.7%
Depreciation expense	6,193	6,489	12,682
Amortization of intangibles	6,208	4,918	11,126
Amortization of software development intangible assets	—	1,820	1,820
Severance, restructuring, and acquisition integration costs	1,669	2,390	4,059
Adjustments related to acquisitions and divestitures	325	(76)	249

For the three months ended July 3, 2022
Segment Revenues	$307,444	$359,107	$666,551
Segment EBITDA	41,887	68,060	109,947
Segment EBITDA margin	13.6%	19.0%	16.5%
Depreciation expense	5,768	5,602	11,370
Amortization of intangibles	4,442	4,735	9,177
Amortization of software development intangible assets	22	959	981
Severance, restructuring, and acquisition integration costs	4,575	1,282	5,857
Adjustments related to acquisitions and divestitures	(558)	1,134	576

For the six months ended July 2, 2023
Segment Revenues	$587,872	$746,162	$1,334,034
Segment EBITDA	81,161	152,418	233,579
Segment EBITDA margin	13.8%	20.4%	17.5%
Depreciation expense	12,147	12,889	25,036
Amortization of intangibles	10,703	10,033	20,736
Amortization of software development intangible assets	—	3,272	3,272
Severance, restructuring, and acquisition integration costs	1,694	4,077	5,771
Adjustments related to acquisitions and divestitures	325	222	547

For the six months ended July 3, 2022
Segment Revenues	$575,874	$701,048	$1,276,922
Segment EBITDA	72,708	135,588	208,296
Segment EBITDA margin	12.6%	19.3%	16.3%
Depreciation expense	11,194	11,402	22,596
Amortization of intangibles	8,539	9,455	17,994
Amortization of software development intangible assets	44	1,944	1,988
Severance, restructuring, and acquisition integration costs	4,903	4,677	9,580
Adjustments related to acquisitions and divestitures	(558)	1,134	576

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

	(In thousands)
Total Segment and Consolidated Revenues	$692,245	$666,551	$1,334,034	$1,276,922

Total Segment EBITDA	$122,587	$109,947	$233,579	$208,296
Total non-operating pension benefit	646	1,070	1,134	2,270
Eliminations	(54)	(50)	(83)	(105)
Consolidated Adjusted EBITDA (1)	$123,179	$110,967	$234,630	$210,461
Depreciation expense	(12,682)	(11,370)	(25,036)	(22,596)
Amortization of intangibles	(11,126)	(9,177)	(20,736)	(17,994)
Interest expense, net	(8,812)	(11,276)	(17,013)	(25,687)
Amortization of software development intangible assets	(1,820)	(981)	(3,272)	(1,988)
Severance, restructuring, and acquisition integration costs	(4,059)	(5,857)	(5,771)	(9,580)
Adjustments related to acquisitions and divestitures	(249)	(576)	(547)	(576)
Loss on debt extinguishment	—	—	—	(6,392)
Income from continuing operations before taxes	$84,431	$71,730	$162,255	$125,648

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 2, 2023	December 31, 2022

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$514,767	$687,676
Receivables, net	509,801	440,102
Inventories, net	345,427	341,563
Other current assets	66,525	66,866
Total current assets	1,436,520	1,536,207
Property, plant and equipment, less accumulated depreciation	392,593	381,864
Operating lease right-of-use assets	73,435	73,376
Goodwill	893,419	862,253
Intangible assets, less accumulated amortization	286,583	246,830
Deferred income taxes	15,412	14,642
Other long-lived assets	47,365	46,503
	$3,145,327	$3,161,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$290,382	$350,058
Accrued liabilities	277,405	289,861
Total current liabilities	567,787	639,919
Long-term debt	1,187,152	1,161,176
Postretirement benefits	67,248	67,828
Deferred income taxes	68,172	58,582
Long-term operating lease liabilities	60,480	59,250
Other long-term liabilities	31,497	30,970
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	809,332	825,669
Retained earnings	879,179	751,522
Accumulated other comprehensive loss	(28,173)	(5,871)
Treasury stock	(497,873)	(428,812)
Total Belden stockholders’ equity	1,162,968	1,143,011
Noncontrolling interests	23	939
Total stockholders’ equity	1,162,991	1,143,950
	$3,145,327	$3,161,675

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	July 2, 2023	July 3, 2022

	(In thousands)
Cash flows from operating activities:
Net income	$131,720	$94,486
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	49,044	42,686
Share-based compensation	12,154	10,870
Loss on debt extinguishment	—	6,392
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(71,212)	(20,699)
Inventories	10,347	(47,305)
Accounts payable	(59,295)	(23,563)
Accrued liabilities	(22,855)	(58,525)
Income taxes	5,204	163
Other assets	(4,197)	(2,634)
Other liabilities	3,805	(10,452)
Net cash provided by (used for) operating activities	54,715	(8,581)
Cash flows from investing activities:
Cash used for business acquisitions, net of cash acquired	(97,585)	(104,123)
Capital expenditures	(32,729)	(31,010)
Proceeds from disposal of tangible assets	9	1,424
Proceeds from disposal of businesses, net of cash sold	9,300	338,686
Net cash provided by (used for) investing activities	(121,005)	204,977
Cash flows from financing activities:
Payments under share repurchase program	(86,224)	(66,559)
Withholding tax payments for share-based payment awards	(16,940)	(5,167)
Cash dividends paid	(4,285)	(4,520)
Payments under financing lease obligations	(115)	(83)
Payments under borrowing arrangements	—	(230,639)
Proceeds from issuance of common stock	1,679	3,717
Net cash used for financing activities	(105,885)	(303,251)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(734)	(9,220)
Decrease in cash and cash equivalents	(172,909)	(116,075)
Cash and cash equivalents, beginning of period	687,676	643,757
Cash and cash equivalents, end of period	$514,767	$527,682

The Condensed Consolidated Cash Flow Statement for the six months ended July 3, 2022 includes the results of discontinued operations up to the February 22, 2022 disposal date.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

	(In thousands, except percentages and per share amounts)
GAAP and Adjusted Revenues	$692,245	$666,551	$1,334,034	$1,276,922

GAAP gross profit	$261,328	$222,305	$507,433	$431,165
Severance, restructuring, and acquisition integration costs	259	4,611	488	5,975
Amortization of software development intangible assets	1,820	981	3,272	1,988
Adjustments related to acquisitions and divestitures	325	1,134	325	1,134
Adjusted gross profit	$263,732	$229,031	$511,518	$440,262

GAAP gross profit margin	37.8%	33.4%	38.0%	33.8%
Adjusted gross profit margin	38.1%	34.4%	38.3%	34.5%

GAAP selling, general and administrative expenses	$(126,635)	$(105,203)	$(248,209)	$(208,269)
Severance, restructuring, and acquisition integration costs	3,706	1,246	5,189	3,605
Adjustments related to acquisitions and divestitures	(76)	(558)	222	(558)
Adjusted selling, general and administrative expenses	$(123,005)	$(104,515)	$(242,798)	$(205,222)

GAAP research and development expenses	$(30,970)	$(25,989)	$(60,354)	$(49,445)
Severance, restructuring, and acquisition integration costs	94	—	94	—
Adjusted research and development expenses	$(30,876)	$(25,989)	$(60,260)	$(49,445)

GAAP income from continuing operations	$68,775	$58,642	$131,720	$102,738
Income tax expense	15,656	13,088	30,535	22,910
Interest expense, net	8,812	11,276	17,013	25,687
Loss on debt extinguishment	—	—	—	6,392
Total non-operating adjustments	24,468	24,364	47,548	54,989

Amortization of intangible assets	11,126	9,177	20,736	17,994
Amortization of software development intangible assets	1,820	981	3,272	1,988
Severance, restructuring, and acquisition integration costs	4,059	5,857	5,771	9,580
Adjustments related to acquisitions and divestitures	249	576	547	576
Total operating income adjustments	17,254	16,591	30,326	30,138
Depreciation expense	12,682	11,370	25,036	22,596

Adjusted EBITDA	$123,179	$110,967	$234,630	$210,461

GAAP income from continuing operations margin	9.9%	8.8%	9.9%	8.0%
Adjusted EBITDA margin	17.8%	16.6%	17.6%	16.5%

GAAP income from continuing operations	$68,775	$58,642	$131,720	$102,738
Less: Net income (loss) attributable to noncontrolling interest	22	81	(225)	84
GAAP net income from continuing operations attributable to Belden stockholders	$68,753	$58,561	$131,945	$102,654

GAAP income from continuing operations	$68,775	$58,642	$131,720	$102,738
Plus: Operating income adjustments from above	17,254	16,591	30,326	30,138
Plus: Loss on debt extinguishment	—	—	—	6,392
Less: Net income (loss) attributable to noncontrolling interest	22	81	(225)	84
Less: Tax effect of adjustments above	3,638	3,692	6,520	8,239
Adjusted net income from continuing operations attributable to Belden stockholders	$82,369	$71,460	$155,751	$130,945

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$1.60	$1.31	$3.04	$2.27
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.91	$1.60	$3.59	$2.90

GAAP and adjusted diluted weighted average shares	43,088	44,782	43,380	45,179

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

	(In thousands)
GAAP net cash provided by (used for) operating activities	$86,587	$49,374	$54,715	$(8,581)
Capital expenditures, net of proceeds from disposal of tangible assets	(18,877)	(18,679)	(32,720)	(29,586)
Non-GAAP free cash flow	$67,710	$30,695	$21,995	$(38,167)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2023 Guidance

	Year Ended	Three Months Ended
	December 31, 2023	October 1, 2023

	(In thousands)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$5.95 - $6.15	$1.40 - $1.50
Amortization of intangible assets	0.87	0.22
Severance, restructuring, and acquisition integration costs	0.30	0.12
Adjustments related to acquisitions and divestitures	0.03	0.01
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$7.15 - $7.35	$1.75 - $1.85

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known. Such information is not available for our 2025 fiscal year, and therefore we are unable to estimate 2025 GAAP income from continuing operations per diluted share attributable to Belden common stockholders.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including our outlook for the third quarter and full year 2023 and Adjusted EPS for 2025. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global markets in which we operate; the inability of the Company to develop and introduce new products; competitive responses to our products; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; the inability to achieve our strategic priorities in emerging markets; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of substitute products in the marketplace; disruptions in the Company’s information systems including due to cyber-attacks; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the possibility of a resurgence of COVID-19 or the spread of other viruses; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to environmental, social and governance matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2022, filed with the SEC on February 24, 2023. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers the infrastructure that makes the digital journey simpler, smarter and secure. We’re moving beyond connectivity, from what we make to what we make possible through a performance-driven portfolio, forward-thinking expertise and purpose-built solutions. With a legacy of quality and reliability spanning 120-plus years, we have a strong foundation to continue building the future. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and Twitter.

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com